Exhibit 10.62

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made as of August 26, 2020 (the “Effective Date”), by and between Maven Coalition, Inc., a Delaware corporation (“Maven”), and James C. Heckman, Jr. (“Consultant”).

1. Engagement.

(a) During the Term, Consultant will provide consulting services (the “Services”) to Maven as described in one or more statements of work in substantially the form attached hereto as Exhibit A (the “Statements of Work”). Consultant represents that Consultant is duly licensed (as applicable) and has the qualifications, the experience and the ability to properly perform the Services. Consultant shall use Consultant’s best efforts to perform the Services such that the results are satisfactory to Maven.

(b) Consultant shall attend any meetings and supply any and all reports as described in the applicable Statement of Work.

(c) Consultant shall during the Term retain the use of the jch@maven.io G-Suite account.

(d) Either party may propose a change to a Statement of Work by submitting a proposed change order in writing to the other party (a “Change Order”). On any proposed Change Order submitted to Maven by Consultant, Consultant shall specify the effect, if any, of the proposed change(s) upon the price, timing and any other terms and conditions applicable to the affected Services. With respect to any proposed Change Order submitted by Maven to Consultant, Consultant shall evaluate such proposed Change Order as promptly as practicable and shall complete such proposed Change Order by specifying the effect, if any, of the proposed change(s) upon the price, timing and any other terms and conditions applicable to the affected Services. No Change Order shall be effective until executed by an authorized representative of each party. Upon proper execution and delivery, each such Change Order shall be deemed to be incorporated into, and made a part of, the applicable Statement of Work.

(e) Unless otherwise set forth in an applicable Statement of Work, all deliverables shall be delivered to Maven by electronic transmission only, and not on a tangible medium.

(f) Consultant’s eligibility to be retained by Maven pursuant to this Agreement shall be conditioned upon Consultant’s signing the Separation Agreement, dated August 26, 2020 (“Separation Agreement”), signing and not revoking the Release, dated August 26, 2020 (“Release”), and complying with the terms of the Separation Agreement and the Release. Although Consultant may begin working under this Agreement before complying with the above conditions, in the event Consultant does not satisfy those conditions, this Agreement shall be terminated effective immediately and Consultant shall only be entitled to Fees for one month.

2. Payment.

(a) In consideration of the Services to be performed by Consultant, Maven agrees to pay Consultant in the manner set forth in the applicable Statement of Work.

1

(b) Except to the extent expenses and costs are explicitly identified in the applicable Statement of Work, the fees set forth in a Statement of Work shall be deemed inclusive of all actual net expenses and costs and Maven shall not be required to pay any amounts in excess of such fees. Any expenses required to be paid by Maven shall: (i) be preapproved by Maven in writing; (ii) reasonable; and (iii) not include any Consultant mark-up or overhead charges.

(c) Unless otherwise set forth in the applicable Statement of Work, all fees and other charges described in such Statement of Work shall be deemed to be inclusive of all sales, use, value-added, income, gross-receipts and other taxes, as well as all duties, excises, levies, assessments and the like (collectively, “Taxes”), and Consultant shall be responsible for and pay all Taxes, however designated, which are levied or based on this Agreement. In the event that the parties agree in a Statement of Work that Maven will pay applicable sales taxes, duties or the like, Consultant shall break out such charges on a line-item basis in the applicable Statement of Work. Maven shall have the right to require Consultant to contest within any imposing jurisdiction, at Maven’s reasonable expense, any taxes or assessments that Maven deems to have been improperly imposed on Maven.

3. Term and Termination.

(a) The Term is defined in the Statement of Work pursuant to this Agreement.

(b) Maven may not terminate this Agreement without Cause.

(c) If Maven terminates this Agreement for Cause, Consultant shall only receive a pro-rata monthly payment for the work performed in the month in which the Agreement is terminated for Cause. For purposes of this Agreement, “Cause” means the: (i) Consultant’s manifest, willful and continued failure substantially to perform the duties of Consultant under this Agreement (other than any such failure resulting from incapacity due to physical or mental illness); (ii) Consultant’s engagement in dishonesty, illegal conduct, or willful misconduct, which is, in each case, materially and demonstrably injurious to Maven as determined by a court of competent jurisdiction; (iii) Consultant’s embezzlement, misappropriation, or fraud against Maven or any of its Affiliates as determined by a court of competent jurisdiction; (iv) Consultant’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude if such felony or misdemeanor is work-related, materially impairs Consultant’s ability to perform services for Maven, or results in a material loss to Maven or material damage to the reputation of Maven; (v) Consultant’s violation of a material policy of Maven that has been previously delivered to Consultant in writing if such failure causes material harm to Maven as determined by a court of competent jurisdiction; (vi) Consultant’s material breach of any material obligation under this Agreement or any other written agreement between Consultant and Maven as determined by a court of competent jurisdiction; or (vii) violation of the Separation Agreement or Release as determined by a court of competent jurisdiction.

4. Independent Contractor. Consultant’s relationship with Maven will be that of an independent contractor and not that of an employee.

2

5. Confidentiality Agreement. Consultant shall sign, or has signed, a Confidentiality and Proprietary Rights Agreement substantially in the form attached to this Agreement as Exhibit B hereto (the “CPRA”), on or before the date Consultant begins providing the Services.

6. Method of Provision of Services. Consultant shall be solely responsible for determining the method, details and means of performing the Services. Consultant may, at Consultant’s own expense, employ or engage the services of such employees, subcontractors, partners or agents, as Consultant deems necessary to perform the Services (collectively, the “Assistants”). The Assistants are not and shall not be employees of Maven, and Consultant shall be wholly responsible for the professional performance of the Services by the Assistants such that the results are satisfactory to Maven. Consultant shall expressly advise the Assistants of the terms of this Agreement, and shall require each Assistant to execute and deliver a CPRA to Maven.

(a) No Authority to Bind Maven. Consultant acknowledges and agrees that Consultant and its Assistants have no authority to enter into contracts that bind Maven or create obligations on the part of Maven without the prior written authorization of Maven.

(b) Taxes; Indemnification. Consultant shall have full responsibility for applicable taxes for all compensation paid to Consultant or its Assistants under this Agreement, including any withholding requirements that apply to any such taxes, and for compliance with all applicable labor and employment requirements with respect to Consultant’s self-employment, sole proprietorship or other form of business organization, and with respect to the Assistants, including state worker’s compensation insurance coverage requirements and any U.S. immigration visa requirements. Consultant agrees to indemnify, defend and hold Maven harmless from any liability for, or assessment of, any claims or penalties or interest with respect to such taxes, labor or employment requirements, including any liability for, or assessment of, taxes imposed on Maven by the relevant taxing authorities with respect to any compensation paid to Consultant or its Assistants or any liability related to the withholding of such taxes.

7. Supervision of Consultant’s Services. All of the services to be performed by Consultant, including but not limited to the Services, will be as agreed between Consultant and the Maven CEO as set forth in the applicable Statement of Work. Consultant will be required to report to the Maven CEO concerning the Services performed under this Agreement. The nature and frequency of these reports will be left to the discretion of the Maven CEO.

8. Consulting or Other Services for Competitors. If Consultant presently performs or intends to perform, during the term of the Agreement, consulting or other services for, or engage in or intend to engage in an employment relationship with, companies whose businesses or proposed businesses in any way involve products or services which would be competitive with Maven’s products or services, or those products or services proposed or in development by Maven during the term of the Agreement AND if Maven determines that such work conflicts with the terms of this Agreement, notwithstanding Section 3, Maven reserves the right to terminate this Agreement immediately. In no event shall any of the Services be performed for Maven at the facilities of a third party or using the resources of a third party.

3

9. Conflicts with this Agreement. Consultant represents and warrants that neither Consultant nor any of the Assistants is under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Consultant represents and warrants that Consultant’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to commencement of this Agreement. Consultant warrants that Consultant has the right to disclose and/or or use all ideas, processes, techniques and other information, if any, which Consultant has gained from third parties, and which Consultant discloses to Maven or uses in the course of performance of this Agreement, without liability to such third parties. Notwithstanding the foregoing, Consultant agrees that Consultant shall not bundle with or incorporate into any deliveries provided to Maven herewith any third party products, ideas, processes, or other techniques, without the express, written prior approval of Maven. Consultant represents and warrants that Consultant has not granted and will not grant any rights or licenses to any intellectual property or technology that would conflict with Consultant’s obligations under this Agreement. Consultant will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the Services.

10. Publicity. Neither party shall make, or cause to be made, any press release or public announcement in respect of the subject matter of this Agreement or otherwise communicate with news media without the prior consent of the other party, except as may be otherwise required by applicable law or regulation, by any authorized administrative or governmental agency or pursuant to applicable requirements of any listing agreement with or the rules of any applicable securities exchange. The parties shall cooperate as to the timing and contents of any such press releases or public announcements. Notwithstanding the foregoing, the Parties agree to the release a joint press statement upon the mutual execution and delivery of this Agreement which shall include the language substantially as set forth in Exhibit C.

11. Miscellaneous.

(a) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of Maven and Consultant.

(b) Assignment. This Agreement may not be assigned by Consultant without Maven’s prior written consent. This Agreement may be assigned by Maven in connection with a merger or sale of all or substantially all of its assets without Consultant’s consent, and in other instances with the Consultant’s consent, which consent shall not be unreasonably withheld or delayed.

(c) Sole Agreement. This Agreement, including the Exhibits hereto, the Separation Agreement, including its Exhibits, and the Release constitute the entire agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter of this Agreement.

(d) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address or fax number as set forth on the signature page or as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in Maven’s books and records.

4

(e) Choice of Law. This Agreement shall be construed in accordance with, and all actions arising hereunder shall be governed by, applicable U.S. federal law and the laws of the State of Washington, without reference to conflict of law principles. Each party consents to the exclusive jurisdiction and venue of the U.S. federal and Washington State courts located in and serving King County, Washington, in connection with any dispute or controversy arising out of or in connection with this Agreement and/or its subject matter.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g) Counterparts. This Agreement may be executed in counterparts, each of which may be delivered by facsimile or other digital imaging device (e.g., DocuSign pdf format) and which shall be deemed an original, but all of which together will constitute one and the same instrument.

(h) Advice of Counsel. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature Page Follows]

5

The parties have executed this Agreement as of the date first written above.

MAVEN COALITION, INC.

By:	/s/ Rob Scott
(Signature)
Name:	Rob Scott
Title:	General Counsel

CONSULTANT:

(Signature)

Address:

Email:	jch@themaven.net
Phone:

6

EXHIBIT A

Statement of Work

ROLE

Founder, and Advisor to the Chief Executive Officer of TheMaven, Inc. (the “CEO”) on strategic initiatives and partnerships.

DESCRIPTION OF SERVICES

Consultant will provide the following services to Maven:

a. Advisor to CEO on strategic initiatives and partnerships.

b. Advise on strategy:

i.	Creating strategic vision documents as requested by CEO.

ii.	Advising on business model and strategy as requested by CEO.

iii.	Otherwise specific “agreement drafting and leading negotiations” as requested by the CEO.

Consultant will report to the CEO and may contact Company employees, third party contractors of Maven (“Maven Personnel”) as directed by the CEO. Consultant will not, directly or indirectly, direct any employee or third party contractor of Maven without first obtaining the consent of the CEO. In addition, Consultant shall attend industry and Company events as reasonably requested or approved by the CEO in the CEO’s discretion. If Consultant violates this obligation, it shall not be considered Cause under this Agreement. Nothing herein shall prevent or restrict Consultant from maintaining social contact with any person, unrelated to the operations of the Company.

TERM

Start Date: August 26, 2020

End Date: August 26, 2021

The Term shall automatically extend for an additional 12-month period (the “Additional Term”) unless the CEO notifies the Consultant by written notice of the Company’s decision not to extend at least 90 days before the End Date.

COMPENSATION AND PAYMENT TERMS

●	Monthly Fee. During the Term, Consultant shall be entitled to a base fee of $29,166.66 per month to be paid on or before the last day of the month in which Services are performed. As and when the salaries of the Company’s senior executives are returned to the levels in place prior to March 2020, the Monthly Fee will likewise be increased commensurately, up to a maximum of $35,416.67 per month.

1

●	Bonuses. During the Term, Consultant shall be eligible for additional, bonus payments of up to 100% of the Monthly Fees payable in the then current year of the Term, provided Consultant has not breached this Agreement or the Separation Agreement, and subject to performance goals to be determined by the CEO from time to time, subject to the approval of the Compensation Committee of the Board of Directors of the Company.

●	Stock Options. Consultant’s work pursuant to this Agreement shall be considered Continuous Service as described in Maven’s relevant equity plans. Consultant shall be considered for additional equity incentive awards alongside the Company’s C-Level executives. In the event that this Agreement is not extended for the Additional Term, the termination date of all then outstanding stock option grants held by Consultant shall be deemed to be extended for a period of one year from the end of the Term.

[SIGNATURE PAGE FOLLOWS]

2

The parties have executed this Statement on the dates set forth below.

MAVEN COALITION, INC.

By:
(Signature)
Name:	Rob Scott
Title:	General Counsel

CONSULTANT:

James C. Heckman, Jr.

Address:

Email:	jch@themaven.net
Phone:

3

EXHIBIT B

CONFIDENTIALITY AND PROPRIETARY RIGHTS AGREEMENT

(See Attached)

EXHIBIT C

JOINT PRESS RELEASE LANGUAGE

As part of the evolution and transition, Founder James Heckman will transition from his CEO role and will advise Levinsohn on key strategic and business development initiatives. “I am so proud of what has been built at the Maven over the past 4 years and it is now time for me to hands the reins to new leadership and focus my energy on value-creating strategic growth and partnership initiatives. The hallmark of a good leader is putting into place an operational structure that survives long after its founder. To that end, and most humbly, I believe it’s ‘mission accomplished.’ The plan is to focus 100% of my attention on strategic growth and partnerships -- it’s been a high-performing formula for us in the past and believe it can add tremendous value again